UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

SmartStop Self Storage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-42584 (Commission File Number)	46-1722812 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(866) 418-5144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2025, the Company, upon approval by the Company’s board of directors, filed Articles of Amendment (the “Amendment”) with the State Department of Assessments and Taxation of Maryland. The Amendment reduced the total number of authorized shares of stock of the Company from 900,000,000 to 225,000,000. Specifically, before the Amendment, the Company’s authorized shares of stock consisted of: (i) 700,000,000 shares of common stock, $0.001 par value per share, of which 125,000,000 shares were designated as Class A Common Stock, 10,000,000 shares were designated as Class T Common Stock, and 565,000,000 shares were common stock without designation as to class or series; and (ii) 200,000,000 shares of preferred stock, $0.001 par value per share. As a result of the Amendment, the Company’s authorized shares of stock now consist of: (i) 175,000,000 shares of common stock, $0.001 par value per share, of which 31,250,000 shares are designated as Class A Common Stock, 2,500,000 shares are designated as Class T Common Stock, and 141,250,000 are common stock without designation as to class or series; and (ii) 50,000,000 shares of preferred stock, $0.001 par value per share.

The summary above is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment of SmartStop Self Storage REIT, Inc., dated June 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, Inc.
Date: June 12, 2025	By:	/s/ James R. Barry
James R. Barry
Chief Financial Officer and Treasurer